BINGO & GAMING INTERNATIONAL, INC.
                             1999 STOCK OPTION PLAN

     On August 26, 1999, the Board of Directors of Bingo & Gaming International, Inc. adopted the following 1999 Stock Option Plan:

          1. PURPOSE: The purpose of the Plan is to provide key employees with a proprietary interest in the Company through the granting of options which will:

          (a) increase the interest of the key employees in the Company's and its Subsidiaries' welfare;

          (b) furnish and incentive to the key employees to continue their services for the Company and its subsidiaries; and

          (c) provide a means through which the Company and its Subsidiaries may attract able persons to enter its employ.

          2. ADMINISTRATION. The Plan will be administered by the Committee.

          3. PARTICIPANTS. The Committee shall, from time to time, select the particular key employees of the Company and its Subsidiaries to whom options are to be granted and who will. upon such grant, become participants in the Plan. For purposes of the Plan, "key employees" are those full-time employees of the Company and its Subsidiaries, who have been employed for at least six months, and whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

          4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to a key employee who owns more than 10% of the voting power of all classes of capital stock of the Company or its Parent or Subsidiaries. This limitation will not apply, however, if the option price is at least 110% of their market value of the capital stock at the time the Incentive Option is granted and the Incentive Option is exercisable more than five years from the date it is granted.


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          5.     SHARES  SUBJECT  TO  PLAN.  The Committee may not grant options under the Plan for more than 1,000,000 shares of Common Stock, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization, or the like of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan.

          6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any key employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all other incentive stock option plans (if any) of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the date of grant of each option) of the Common Stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for a key employee only for the calendar year such Common Stock is first purchasable under the terms of the option

          7. ALLOTMENT OF SHARES- The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to key employees of the Company or its Subsidiaries. The grant of an option to a key employee shall not be deemed to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.


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          8.     GRANT  OF  OPTIONS.  AU  the  options  under  the Plan shall be granted by the Committee. The Committee is authorized to grant Incentive Options and Nonqualified Options. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including (without limitation) provisions that way be necessary to assure that any option that is intended to be an Incentive Option will comply with Section 422 of the Internal Revenue Code. The Company shall execute stock option agreements upon instructions from the Committee. A stock option agreement may provide that the option holder may exercise an option or a portion thereof by tendering shares of Common Stock, at the fair market value per share on the date of exercise, in Lieu of cash payment of the exercise price. The Plan shall be submitted to the Company's shareholders for approval The Committee may grant options under the Plan before the time of shareholder approval, and those options will be effective when granted; but if for any reason the shareholders of the Company do not approve the Plan within one year from the date of adoption of the Plan by the Board, all options granted under the Plan will terminate and be of no effect, and no such option may be exercised in whole or in past prior to such shareholder approval.

          9. OPTION PRICE. The option price of an Incentive Option shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such amount as required by Section 4) of the date the Incentive Option is granted. For purposes of the Plan, the fair market value of a share of the Common Stock shall be (i) if the Common Stock is traded on an established securities market, the closing price of such Common Stock on the trading day immediately preceding the day on which the option is granted, and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith and based on such factors as it deems relevant to such determination.


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          10.     OPTION  PERIOD.  The  Option Period will begin on the date the option is granted, which will be the date the Committee authorizes the option unless the Committee specifies another date (which can only be a later date if the option is an Incentive Option). No Incentive Option may terminate later than ten years from the date the option is granted. The Committee may provide for the exercise of options upon or subject to such terms, conditions, and restrictions as it may determine. The Committee may provide for termination of an option in the case of termination of employment or for any other reason.

          11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement, the option agreement may provide that the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death or disability, by
     (i) in the case of death, the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, or (ii) in the case of disability, the participant or his personal representative:
     provided, that (in either case) the option is exercised prior to the date of its expiration or not more than one year from the date of the participant's death or disability, whichever first occurs. The date of disability of a participant shall be determined by the Committee.


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          12.     PAYMENT.  )Full  payment  for shares purchased upon exercising an option shall be made in cash or by check or, if the stock option agreement so permits, by tendering shares of Common Stock at the fair market value per share at that time, or on such other terns as are set forth in the applicable stock option agreement. The Committee may permit an option holder exercising an option to simultaneously exercise the option and sell a portion of the shares acquired, pursuant to a brokerage or similar arrangement authorized or approved in advance by the Committee, and use proceeds from the sale to pay the exercise price of the Common Stock acquired by the exercise of the option. In addition,, the participants shall tender payment of such amount as may be requested by the Company, if any, for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an option. No shares may be issued until full payment of the purchase price therefore has been made, and a participant will have none of the rights of a shareholder until such shares are issued to him.

          13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period at such times, in such amounts, in accordance with such terms, and subject to such restrictions as are set forth in the applicable stock option agreements. A stock option agreement may provide for acceleration of exercise of an option upon termination of employment for any reason. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval, or consent of any governmental authority of any kind having jurisdiction over the exercise of options has not been taken or secured.


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          14.     CAPITAL  ADJUSTMENTS  AND  REORGANIZATIONS;  ANTIDILUTION: The
     number of shares of Common Stock covered by each outstanding option, and the option or exercise price thereof, may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, or the like of or by the Company. In the event of a merger, consolidation, share exchange, reorganization, sale of alt or substantially all assets, liquidation, recapitalization, separation, or the like of or by the Company, the Company (acting by or through the Board or the Committee)
     may  make  such   arrangements  as  it  deems  advisable  with  respect  to
     outstanding options granted under the Plan, and those arrangements shall be binding upon the participants, including (without limitation) arrangements for the substitution of new options for any options then outstanding (by conversion or otherwise), the assumption of any such outstanding options, or the payment for any such outstanding options. If(i) the Company becomes a party to an agreement providing for the merger, consolidation, or share exchange of or by the Company, any other sale of all or substantially all of the outstanding Common Stock, or any sale of all or substantially all of the assets of the Company (in any case, a "Transaction") and the agreement provides that the holders of the outstanding shares of Common Stock will receive cash, securities, or other property directly or indirectly from one or more persons or entities other than the Company or any of its Subsidiaries (collectively, if more than one, the "Purchaser") upon the effectiveness of the Transaction, and (ii) the Company does not make arrangements for the substitution of new options from the Purchaser for any options then outstanding (by conversion or otherwise), the assumption of such options by the Purchaser, or the payment for such options, then the Plan shall terminate and any options outstanding under the Plan shall terminate upon the effectiveness of the Transaction; provided, however, that all outstanding options granted under the Plan (whether or not


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     theretofore  vested or exercisable)  shall become  immediately  exercisable during the 15 days immediately preceding the effective date of the Transaction as well as of the effective date of the Transaction until it is effective. If the options will so terminate upon the effectiveness of a Transaction, the Company shall give each bolder of an option at least ten days' notice of the opportunity to exercise his option before such
     termination.   The  Company  shall,   before  the   effectiveness   of  the
     Transaction, issue all Common Stock purchased by exercise of outstanding options, and that Common Stock shall be treated as issued and outstanding for purposes of the Transaction.

          15. TAX WITHHOLDING- The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold federal income taxes or other taxes with respect to any option granted under the Plan. Such rules and procedures may provide that. in the case of the exercise of a Nonqualified Option, the withholding obligation shall be satisfied by the Company's withholding shares of Common Stock otherwise issuable upon exercise of such Nonqualified Option.

          16. NON-ASSIGNABILITY- Incentive Options and, except as otherwise provided by the applicable stock option agreements, Nonqualified Options may not be transferred other than by will or by the laws of descent and distributionExcept in the case of the death or disability of a participant. Incentive Options and, except as otherwise provided by the applicable stock option agreements, Nonqualified Options granted to a participant may be exercised only by the participant.

          17. INTERPRETATION. The Committee shall interpret the Plan and prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind or amend any or au of its rules and regulations.


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          18.     AMENDMENT  OR  DISCONTINUANCE.  The  Plan  may  be  amended or discontinued by the Board or the Committee without the approval of the shareholders of the Company, except that any amendment that would (i) materially increase the number of securities that may be issued under the Plan or (ii) materially modify the requirements of eligibility for participation in the Plan must be approved by the shareholders of the Company.

          19. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any employee any right to be granted an option to purchase Common Stock or any other tights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the options granted hereunder shall not affect in any way the right or power of the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business. any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting Common Stock or the tights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any agreement for an option granted thereunder shall (i) confer upon any employee any right to continue in the employ of or to hold any office or position with, the Company or any of its Subsidiaries or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

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          20.     TERM.  Unless  sooner  terminated by action of the Board, this
     Plan will terminate on August 26, 2009. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

          21. DEFINITIONS. For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the respective meanings indicated:

          (a)     "Board"  means  the  Board  of  Directors  of  the  Company.

          (b) "Committee" means the committee of the Board appointed to administer the Plan or. in the absence of such a Committee, the Board.

          (c) "Common Stock" means the Common Stock, which the Company is currently authorized to issue or may in the future be authorized to issue (as long .is the common stock varies from that currently authorized, if at all, only in amount of par value).

          (d) "Company" means Bingo & Gaming International, Inc., an Oklahoma Corporation.

          (e) "Director" means a member of the Board of Directors of the Company.

          (f) "Incentive Option" means an option granted under the Plan which meets the requirements of Section 422 of the Internal Revenue Code.

          (g) "Internal Revenue Code" means the Internal Revenue Code of 1986. as amended, and any successor statute.

          (h) "Nonqualified Option" means an option granted under the Plan which is not intended to be an Incentive Option.

          (1) "Option Period" means the period during which an option may be exercised.


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          (i)     "Parent"  means  any  corporation  in  an  unbroken  chain  of corporations ending with the Company if, at the tune of granting of the option, each of the corporations other than the Company owns capital stock possessing 50% or more of the total combined voting power of all classes of capital stock in one of the other corporations in the chain.

          (k) "Plan" means this 1999 Stock Option Plan, as may be amended from time to time.

          (l) "Subsidiary means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns capital stock possessing 50% or more of the total combined voting power of all classes of capital stock in one or the other corporations in the chain and "Subsidiaries" means more than one or any such corporations.


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